ESTABLISHMENT AND DESIGNATION OF CLASSES

  The undersigned, being the sole Trustee of the Eagle Funds, a Massachusetts business trust (the "Trust"), acting pursuant to Section 1 of Article III of the Declaration of Trust dated August 10, 1999 (the "Declaration"), does hereby divide the Shares of its series, whether currently existing or created in the future, into three Classes of Shares effective as of the date hereof, as follows:

  1.The three Classes of Shares are designated "Class A Shares," "Class C Shares" and "Class Y Shares".

  2.Class A Shares, Class C Shares and Class Y Shares shall be entitled to all the rights and preferences accorded to Shares under the Declaration.

  3.The number of Shares of each Class designated hereby shall be unlimited.

  4.The purchase price of Class A Shares, Class C Shares and Class Y Shares, the method of determination of the net asset value of Class A Shares, Class C Shares and Class Y Shares, the price, terms and manner of redemption of Class A Shares, Class C Shares and Class Y Shares, any conversion or exchange feature or privilege of Class A Shares, Class C Shares and Class Y Shares, and the relative dividend rights of the holders of Class A Shares, Class C Shares and Class Y Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended (the "Prospectus").

  5.Each of the Class A Shares, Class C Shares and Class Y Shares shall bear the expenses of payments under any distribution and service agreements entered into by or on behalf of the Trust with respect to that Class, and any other expenses that are properly allocated to such Class in accordance with the Investment Company Act of 1940, or any rule or order issued thereunder and applicable to the Trust (the "1940 Act").

  6.As to any matter on which shareholders are entitled to vote, Class A
Shares, Class C Shares and Class Y Shares of a series shall vote together as a single class; provided however, that notwithstanding the provisions of Section 1 of Article V of the Declaration to the contrary, (a) as to any matter with respect to which a separate vote of any Class is required by the 1940 Act or is required by a separate agreement applicable to such Class, such requirements as to a separate vote by the Class shall apply, (b) except as required by (a) above, to the extent that a matter affects more than one Class and the interests of two or more Classes in the matter are not materially different, then the Shares of such Classes whose interests in the matter are not materially different shall vote together as a single Class, but to the extent that a matter affects more than one Class and the interests of a Class in the matter are materially different from that of each other Class, then the Shares of such Class shall vote a separate class; and (c) except as required by (a) above or as otherwise required by the 1940 Act, as to any matter which does not affect the interests of a particular Class, only the holders of Shares of the one or more affected Classes shall be entitled to vote.

  7.The designation of Class A Shares, Class C Shares and Class Y Shares hereby shall not impair the power of the Trustees from time to time to designate additional classes of Shares of the Trust.

  8.Subject to the applicable provisions of the 1940 Act, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the Classes designated hereby or redesignate any of the Classes designated hereby without any action or consent of the Shareholders.

  In Witness Whereof, the undersigned, being the sole Trustee of the Trust, has executed this instrument as of this 10th day of August, 1999.


                                         /s/ Robin K. Pinkerton
(SEAL)                                  --------------------------------
                                         Robin K. Pinkerton
                                         as Trustee
                                         Suite 150
                                         250 N. Rock Road
                                         Wichita, Kansas 67206



STATE OF KANSAS     )
                    )  SS.
COUNTY OF SEDGWICK  )


  Then personally appeared the above-named person who is known to me to be a Trustee of the Trust whose name and signature is affixed to the foregoing Establishment and Designation of Classes and who acknowledged the same to be her free act and deed, before me this 4th day of October, 1999.






                                        /s/ Cristine Minneman
                                       --------------------------
                                       Notary Public


                                       My Commission Expires:   4/9/01
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